AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2021

Registration No. 333-255055

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intorio, Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

8200

(Primary Standard Industrial Classification Code Number)

(IRS Employer Identification No. 98-1578603)

24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia
(702) 605-46-36

intoriocorp@gmail.com

(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc.

3773 Howard Hughes Parkway Suite 500 S

Las Vegas, NV 89169-6014

+1 (702) 866-2500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities	Amount	offering	aggregate	Amount
to be	to be	price	offering	of
Registered	registered	per share(2)	price	fee(1)(3)
Common Stock	4,500,000	$.02	$90,000	$9.82

(1)  This is an initial offering and no current trading market exists for our common stock.

(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)  Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

Intorio, Corp.

4,500,000 SHARES OF COMMON STOCK

$.02 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Intorio, Corp. and no public market exists for the securities being offered. Intorio, Corp. is offering for sale a total of 4,500,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $.02 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Currently 30.8% of all shares of common stock of our Company are beneficially owned by all officers and directors as a group. After the completion of this offering, our management will own major of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Intorio, Corp. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE “RISK FACTORS” SECTION, BEGINNING ON PAGE 6.

Intorio, Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering	Total
	Price	Amount of	Underwriting	Proceeds
	Per Share	Offering	Commissions	To Us
Common Stock	$.02	$90,000	$0	$90,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated May 6, 2021

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Intorio, Corp.

24 Alexander Kazbegi Ave,

Tbilisi 0177, Georgia
(702) 605-46-36

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Intorio" are to Intorio, Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

Intorio, Corp. was incorporated in the State of Nevada and established on January 04, 2021. We have no revenue and have incurred losses since inception. The Company possesses assets in a form of an operative website. Also the company is registering its own trade mark, upon which will propose its services. We are a development-stage company formed to commence operations concerned with the online studying. We have developed a full business plan. We maintain our statutory registered agent’s office at 3773 Howard Hughes Parkway, Suite 500s, Las Vegas, Nevada 89169-6014. Our business office is located at 24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia. Our telephone number is (702) 605-46-36.

We plan to provide a new unique type of service, teaching of a school program, from the comfort of purchasers home. We will provide an online service of learning through our website. Additionally our clients can apply for tutoring in a specific subject or on some point of the teaching program. Once we are operational we intend to offer our services to clients in Georgia.

We plan to work primarily with school program, and provide teaching in following subjects:

1.	English ( Reading, Grammar, Writing, Speaking Classes )
2.	Math ( Calculus, Algebra, Geometry, Statistics, Trigonometry )
3.	Chemistry ( Biochemistry, Analytical , Organic, Inorganic, Physical Chemistry )
4.	Physics ( Classical mechanics, Thermodynamics and statistical mechanics, Quantum mechanics, Atomic physics, Molecular physics )
5.	Geography ( Human, Physical, Environmental and Political Geography )
6.	Biology ( Anatomy, Cell and Molecular Biology, Genetics, Microbiology, Neurobiology and Zoology )
7.	History ( Inner and International )

We will connect our clients with teachers and other group members over the company’s website. Our clients will have a choice to enter a group for online learning or apply for personal lesson. Our future customers require a computer or even mobile phone, webcam and internet connection.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,500,000 shares of common stock, par value $.00010. A total of 4,500,000 shares are being offered.

Offering Price per Share:	$.02

Offering Period:	The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:	$90,000

Use of Proceeds:	We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	2,000,000

Number of Shares Outstanding After the Offering:	6,500,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of February 28, 2021
Balance Sheet
Total Assets	$9,000
Total Liabilities	10,553
Stockholders’ Deficit	$(1,553)

As of February 28, 2021
Income Statement
Revenue	$–
Total Expenses	1,753
Net Loss	$(1,753)

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS DEPENDS ON OUR ABILITY TO RAISE FUNDING. FURTHERMORE, THERE IS A RISK ASSOCIATED WITH THE BUSINESS DEPENDENCE ON THE MARKET IN GEORGIA.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Georgia could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Intorio, Corp. is safe.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on January 04, 2021; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR TUTORING AND ONLINE TEACHING SERVICES IN GEORGIA. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to market online teaching of school program that the public finds desirable and willing to purchase is critically important to our success. We cannot be certain that the services that we will be offering will be appealing to the Georgian public and as a result there may not be any demand for these services and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we change our strategy in the future that the public's demand for these new offerings will develop and this could adversely affect our business and any possible revenues.

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THE TEACHING INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DISTRIBUTE A DESIRABLE OFFERING OF TUTORING THAT THE GEORGIAN PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The market competition in Georgia can be evaluated as a high. There are some private schools with different number of classes not only in Tbilisi, but across Georgia. In addition to these schools there are numerous freelance teachers that provide the personal tutoring. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

CONSUMERS MAY NOT ACCEPT AN ONLINE SOURCE FOR OUR SERVICES WHICH WILL LOWER OUR FUTURE PROFITABILITY

Our success will depend on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional in facilities learning to online learning and tutoring. Factors that could prevent or delay the widespread consumer acceptance of purchasing our online learning classes and consequently lower our future profitability.

These factors are:

1.	Online tutoring requires a high-level of self-discipline and personal time management;
2.	Online customers need a reliable computers and high speed Internet for online classes;
3.	Online customers need to be a highly self-motivated person to take full advantage of the medium;
4.	The online learning experience can be impersonal;
5.	Lack of personal interaction with teachers often affects the learning curve for some students;
6.	Electronic communication may not necessarily provide a good match for persons who prefer face-to-face communication;

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

IF GAGI GOGOLASHVILI, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, THAT COULD RESULT IN OUR OPERATIONS BEING SUSPENDED. IF THAT SHOULD OCCUR, OUR BUSINESS COULD FAIL, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We are extremely dependent on the services of our sole officer and director, Gagi Gogolashvili, for the future success of the business. The loss of the services of Gagi Gogolashvili, could have an adverse effect on our business, financial condition and results of operations. Gagi Gogolashvili is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Intorio, Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

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GAGI GOGOLASHVILI, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 30 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE THE COMPANY’S AFFAIRS WHICH COULD FURTHER RESULT IN NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin in the fourth quarter of 2021. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Gogolashvili. He is involved in freelance tutoring. We have not formulated a plan to resolve any possible conflicts of interests if any appear with his other business activities. Currently there are no any conflicts of interests with our sole officer and his business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

THE COMPANY HAS AN ASSET IN A FORM OF A WEBSITE. AND NOW IS REGISTERING ITS OWN TRADE MARK. WE ARE VERY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST QUARTER OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST QUARTER OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

We do not have any cash currently. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

BECAUSE THE COMPANY’S HEADQUARTER AND ASSETS ARE PRIMARILY LOCATED OUTSIDE THE UNITED STATES INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and Director is a non-U.S. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, are in Georgia. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Georgia court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE ENCUMBRANCE UPON THE COMPANY WITHOUT PROVIDING EQUITABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

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Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

THE CORONAVIRUS (“COVID-19”) PANDEMIC COULD ADVERSELY IMPACT OUR OPERATIONS, DEMAND FOR OUR PRODUCTS AND SERVICES AND OUR OPERATING RESULTS.

The impact of the coronavirus ("COVID-19") outbreak on the financial condition of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $25,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the Over-the-Counter Bulletin Board ("OTC") after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

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WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Currently 30.8% of all shares of common stock of our Company are beneficially owned by all officers and directors as a group. After the completion of this offering, our management will own major of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

1.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
2.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
3.	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
4.	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
5.	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Gagi Gogolashvili, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

OUR STATUS AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*	trends affecting the Company's financial condition, results of operations or future prospects

*	the Company's business and growth strategies

*	the factors that we expect to contribute to our success and our ability to be successful in the future

*	our business model and strategy for realizing positive sales result

*	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*	expenses

*	the impact of new accounting pronouncements on our financial Statements

*	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*	our market risk exposure and efforts to minimize risk

*	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*	expectations, plans, beliefs, hopes or intentions regarding the future.

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Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*	the Company's inability to raise additional funds to support operations and capital expenditures

*	the Company's inability to effectively manage its growth

*	the Company's inability to achieve greater and broader market acceptance in existing and new market segments

*	the Company's inability to successfully compete against existing and future competitors

*	the effects of intense competition that exists in Georgian teaching industry

*	the economic downturn and its effect on consumer spending

*	the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

*	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

*	the effects of energy price increases on our cost of operations and our revenues

*	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry

*	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $90,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 50%, 75% and 100%, respectively, of the Offering is sold. We do not intent to repay our director's advance to the company with proceeds from the offering.

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Expenses	Expenses	Expenses

SEC reporting and compliance	$12,000	$12,000	$12,000
Establishing an office	500	1,500	3,000
Website extension and improvement	5,000	13,000	21,000
Marketing and advertising	8,000	17,000	28,000
Workers’ salary	2,000	7,000	13,000
Additional expenses	3,000	7,000	12,000
Total	$30,500	$57,500	$89,000

We are going to spend a major part of proceeds on advertising and marketing of our services. If we do not have enough money for marketing campaign it can badly effect on our business. We are going to arrange web advertisements, social web communities marketing and direct mailing. Our web-banners are going to be placed on the websites related to online learning and tutoring. We plan to spend money to pay for Google, Facebook and Instagram contextual advertising, to attract the attention of users who search information related to our business. In addition, we may spend money on YouTube advertisements played before any video.

Also we intend to make development of our website and extension of our lessons and directions of our tutoring in order to attract more potential customers and to make our services more desirable.

For purposes of deciding which ones to draw funds from, we will prioritize our objectives according to the order they show up our Use of Proceed table. For example, SEC reporting has higher priority than Establishing office.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Common Stock offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2021, the net tangible book value of our shares was $(1,553) or approximately $(0.0008) per share, based upon 2,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after February 28, 2021. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution table
Percentage of funding	100%	75%	50%	25%
Amount of new funding	$90,000	$67,500	$45,000	$22,500
Offering price	$0.02	$0.02	$0.02	$0.02
Shares after offering	6,500,000	5,375,000	4,250,000	3,125,000
Book value before distribution per share	$(0.0008)	$(0.0008)	$(0.0008)	$(0.0008)
Increase in book value per share	0.0144	0.0130	0.0110	0.0075
Book value after distribution per share	$0.0136	$0.0123	$0.0123	$0.0067
Dilution to purchasers	$0.0064	$0.0077	$0.0098	$0.0133
Dilution as percentage	32%	39%	49%	66%
% ownership of old shareholders	31%	37%	47%	64%
% ownership of new shareholders	69%	63%	53%	36%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price	Total
	Per	Number of	Percent of	Consideration
	Share	Shares Held	Ownership	Paid

Existing Stockholder 1.	$0.0001	2,000,000	30.8%	$200
Investors in this Offering	$0.02	4,500,000	69.2%	$90,000

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr. Gogolashvili to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Gagi Gogolashvili, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business associates. In offering the securities on our behalf, Mr. Gogolashvili will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Gogolashvili will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.  Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

b.  Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.  Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.  Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A)  primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

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DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Intorio, Corp.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001 per share. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operation.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to February 28, 2021 have been audited by Zia Masood Kiani & Co.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The lawyer, Haddan & Zepfel LLP passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

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DESCRIPTION OF OUR BUSINESS

Intorio, Corp. was incorporated in the State of Nevada and established on January 04, 2021. We have no revenue and have incurred losses since inception. The Company possesses an assets in a form of an operative website. Also the company is registering its own trade mark, upon which will propose its services. We are a development-stage company formed to commence operations concerned with the online studying. We have developed a full business plan. We maintain our statutory registered agent’s office at 3773 Howard Hughes Parkway, Suite 500s, Las Vegas, Nevada 89169-6014. Our business office is located at 24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia. Our telephone number is (702) 605-46-36.

We are providing a new unique type of service, teaching of a school program from the comfort of purchasers home. We propose an online service of learning through our website. Additionally our clients can apply for tutoring in a specific subject or on some point of the teaching program. We are offering our services to clients in Georgia.

We plan to work primarily with school program, and provide teaching in following subjects:

1.	English ( Reading, Grammar, Writing, Speaking Classes )
2.	Math ( Calculus, Algebra, Geometry, Statistics, Trigonometry )
3.	Chemistry ( Biochemistry, Analytical , Organic, Inorganic, Physical Chemistry )
4.	Physics ( Classical mechanics, Thermodynamics and statistical mechanics, Quantum mechanics, Atomic physics, Molecular physics )
5.	Geography ( Human, Physical, Environmental and Political Geography )
6.	Biology ( Anatomy, Cell and Molecular Biology, Genetics, Microbiology, Neurobiology and Zoology )
7.	History ( Inner and International )

We will connect our clients with teachers and other group members over the company’s website. Our clients will have a choice to enter a group for online learning or apply for person lesson. Our future customers will need a computer or even mobile phone, webcam and internet connection. We will hire freelance teachers who are working at school and we will use general school program for our future clients. Our freelance teachers will provide us with school program which they use during their teaching process. Each teacher whom we are going to hire on a freelance base should have their own program of teaching and it should be the same as general school one.

Our Process

We are going to offer groups for online learning the same as personal tutoring through our website. Our potential clients will be able to have lessons from the comfort of their homes with any subject and type of lesson they require.

Customers will choose a teacher based on the type of the lesson they require, time of the day that suits them and they are willing to choose whether they are interested to try personal tutoring or group learning. The clients choose the type of lesson and the topic for studying, then they are making the payment to our company’s bank account according to the number of lessons and the duration of their studying. After that we will connect them with a teacher and they start their lesson through our website in a form of a video call. We intend to source our future teachers through the websites of the jobseekers and from the mouth to mouth strategy. We are going to hire freelance teachers depend on the lessons and programs they are qualified in. We will require each teacher to have more than 5 years verifiable experience as a professional teacher, to have their program for studying and have advanced communication skills. We will test how they conduct the lesson, before they start to provide teaching through our website.

In the future we intend to develop our website and make an extension of lessons and subjects required by our potential customers. Also we intend to add tutoring for high school students and University students with the most popular subjects. We are going to make tutoring agreements with our future clients and the freelance teaching agreements with our future teachers.

The price for our services will range according to the type of lesson our customers choose. Approximately we will retain around 25-30% of the total fee paid by the customer to the tutor.

Our website

We have purchased a website. Our website address is http://intorio-study.com/. Currently it is fully serviced and ready for use. In addition, it has the ability to be refined and expanded.

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Customers will have a choice to choose personal lessons or group classes on our website based on the time of the day, subject they want and price of the class. The clients will sign up on our website and verify their personality. The whole process will be simple: filling your brief personal information, phone number and an email address. After getting the request we will contact the person directly and discuss his needs. Once it is done, we approve the client and he can use our website as a registered user and on the schedule page he can choose the subject, type of the lesson, the time and the day comfortable for him. After the Company gets customer’s payment we will connect him with a teacher and the process of studying will start at the arranged time.

Tutoring through our website will be similar to communication over Zoom or Skype - tutors and clients will have an ability to see each other. Teaching price will range from $25 to $130 per hour.

Freelance teachers

When signing the agreement with teachers and tutors we will collect and check all the information about them. Also we will require to complete our short registration form with their personal information. The most important things are: their education degree and the experience information. Additionally we will require each teacher to have more than 5 years verifiable experience as a professional teacher.

Market overview

After the COVID-19 pandemic appeared, the online teaching industry has started a big growth and attracted more people interested in learning by themselves and teaching their children at home. All over the world the numerous of companies started to provide an online teaching services.

Competition

The online teaching market is highly competitive. There are numerous companies in the industry selling online classes. And most of these companies are privately held, therefore our future competitors will be substantially larger than our Company and have greater financial resources than we have.

Marketing

We are going to arrange web advertisements, social web communities marketing and direct mailing. Our web-banners are going to be placed on the websites related to online learning and tutoring. We plan to spend money to pay for Google, Facebook and Instagram contextual advertising, to attract the attention of users who search information related to our business. In addition, we may spend money on YouTube advertisements played before any video.

Also we intend to make development of our website and extension of our lessons and directions of our tutoring in order to attract more potential customers and to make our services more desirable.

Facebook and Instagram

Facebook and Instagram are used as the most effective marketing tools. We are going to use them as a platforms to advertise to our clients on important updates such as; schedule changes, events, classes, special discounts and any news related to our business. Additionally we will use this services for finding new clients.

Other social media

Linkedin, Twitter, Telegram and others will be also used for expanding our client base.

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Employees; Identification of certain significant employees.

We have no employees other than our sole officer and director, Gagi Gogolashvili. We have executed a Consulting Agreement with our sole officer and director Mr. Gogolashvili. Agreement is filed as Exhibit 10.1 to this Registration Statement.

We do not have tutors currently. But we are searching for them now for creating the list of teachers for our company’s needs. We are going to employ tutors as soon as we get the clients request through our website. To date we have not had any tutoring requests. Our tutors will be self employed contractors. They will be paid a percentage (70-75%) of the fees we receive for the tutoring service.

Use of proceeds

When all the shares are sold the gross proceeds from this offering will be $90,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds if we raise $ 30,000, $ 60,000 and $ 90,000 respectively.

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Fees	Fees	Fees
SEC reporting and compliance	$12,000	$12,000	$12,000
Establishing an office	500	1,500	3,000
website extension and improvement	5,000	13,000	21,000
Marketing and advertising	8,000	17,000	28,000
Workers’ salary	2,000	7,000	13,000
Additional expenses	3,000	7,000	12,000
Total	$30,500	$57,500	$89,000

Contracts

We have executed a Consulting Agreement on February 1, 2021 with our sole officer and director Gagi Gogolashvili. Agreement is filed as Exhibit 10.1 to this Registration Statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we are not selling any physical items, only electronical sketches, which we are planning to archive in case our clients lose their copies.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Mr. Gogolashvili.

Offices

Our business office is located at 24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia and our phone number is (702) 605-4636.

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Government and industry regulation

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Georgia and to operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

Emerging Growth Company Status under the JOBS Act

Intorio, Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

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Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at 24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company. Further, this space has been provided by our sole executive Mr. Gagi Gogolashvili free of cost.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

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PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-  the bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is February 28. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to February 28, 2021 can be found on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-          Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-          Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-          Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-          Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-          Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantages of the extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance is zero as of February 28, 2021. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Gagi Gogolashvili, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.

We have purchased a website for the amount of $9,000. The website address: http://intorio-study.com/ Currently it is fully serviced and ready for use. In addition it has the ability to be refined and expanded.

As of February 28, 2021, Mr. Gogolashvili advanced us $1,053 for company setup expenses. Mr. Gogolashvili, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Our business office is located at 24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia and our phone number is (702) 605-46-36.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred expenses of $1,753 for company setup and professional fees since inception to February 28, 2021.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

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To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations in the field of online teaching and related areas in Georgia. Our plan of operations following the completion is as follows:

Set up an Office. Time Frame: 1st- 3rd months. Estimated Cost $500-3,000.

Upon completion of the offering we plan to set up an office in Tbilisi, Georgia and acquire the necessary equipment to continue operations. As we are at the stage of development, our company’s needs may be satisfied by obtaining an office spacious enough for the director and some room to accept our customers. To meet our basic requirements, we need to sell at least 50% of shares. In case we succeed to sell 75% or 100% of shares, we may rent or obtain an office with better facilities.

At the initial stage, the company is at now, we do not require any special equipment, our basic needs are as follows, at least one computer, an MFU (multifunctional scanning and printing unit), a mobile smartphone with messengers installed, a landline phone, a Wi-Fi router to connect to the Internet. As we expect to develop our website to attract more customers, we may be able to rent or purchase a server to store website data. As we expect business to grow, we might need additional data storage for the server.

Office requirements:
Furnishings	$100 - 600
MFU	$100 - 500
Mobile smartphone	$100 - 400
Landline phone	$50 - 100
Wi-Fi router and Internet	$50 - 200
Storage server	$100 -1,000

Improvement and Extension of Our website. Time Frame: 3rd- 6h months. Estimated Cost $5,000 – 21,000.

During this period we plan to improve our website to add additional features to it and make an extension of it. As of the date of this prospectus we have purchased the website. We are going to hire a web designer to help us with the improvement and extension of our website and adding new functional features. We do not have any written agreements with any web designers currently. The website improvement costs, including site extension will be approximately $5,000 – 21,000. Updating and extending our website will continue throughout the lifetime of our operations.

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Commence Marketing Campaign. Time Frame: 6th-12th months. Estimated Cost $8,000-28,000.

Our sole officer and director, Gagi, will promote our service. We are going to arrange web advertisements, social web communities marketing and direct mailing. Our web-banners are going to be placed on the websites related to online learning and tutoring. We plan to spend money to pay for Google, Facebook and Instagram contextual advertising, to attract the attention of users who search information related to our business. In addition, we may spend money on YouTube advertisements played before any video. We intend to spend approximately $8,000-28,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Workers. Time Frame: 8th-12th months. Estimated Cost $2,000 – 13,000.

Our company requires additional personnel only as it grows. At the initial stage, we expect that most of the jobs are due to be executed by our director. In case of growing the company plans to hire a third party to maintain the website, consult potential clients and managing the overall operations of the company. Also the company plans to hire freelance IT engineer to maintain the server we plan to buy or rent. Also to create and integrate new additional functionality for our website. When the company grows we plan to hire IT engineer on a regular basis.

In summary, during 1st-6th month we should have established our office, extended our website and start selling our products. After this point we should be ready to start more significant operations. During months 6-12 we will be developing our marketing campaign and negotiate with potential customers. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Gagi, our president will be devoting approximately thirty hours per week to our operations. Once we expand operations, and are able to attract more customers to use our service, Mr. Gogolashvili has agreed to commit more time as required. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Fees	Fees	Fees
SEC reporting and compliance	$12,000	$12,000	$12,000
Establishing an office	500	1,500	3,000
website extension and improvement	5,000	13,000	21,000
Marketing and advertising	8,000	17,000	28,000
Workers’ salary	2,000	7,000	13,000
Additional expenses	3,000	7,000	12,000
Total	$30,500	$57,500	$89,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended February 28, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended February 28, 2021.

During the fiscal years ended February 28, 2021 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Education, extensive experience and qualifications of our director Gagi Gogolashvili in a position of a leader of international teachers, curator of students and the freelance teacher, brought us to conclusion that he is qualified for the position for a director of our company.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Gagi Gogolashvili	31	President,
24 Alexander Kazbegi Ave		Chief Financial Officer,
Tbilisi		Chief Executive Officer,
Georgia 0177		Sole Director

Gagi Gogolashvili has been holding the above stated positions since the inception of the Company and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Gagi Gogolashvili is currently the sole officer/Director and control person of Intorio, Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Gagi Gogolashvili, Age 31

Mr. Gagi Gogolashvili has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on January 04, 2021. He has got the degree in Business Administration. He has worked in teaching industry for the last 6 years and during this time Mr. Gagi Gogolashvili has been planning formation and operation of Intorio, Corp. His specific knowledge, qualifications and skills have led to our conclusion that Mr. Gagi Gogolashvili is a suitable person to develop our business. He has been a Leader of international teachers and a curator of students at “Nancy Education” Chinese company located in Beijing from 2013 till 2019. His duties included the following business activities: lead international teachers and students(from all over the world) in summer and winter camps, develop new teaching strategies and adopting teaching programs for different kind of Students.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

On February 1, 2021, we have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $500 monthly compensation. Agreement is filed as Exhibit to this Registration Statement. However, this amount is being deferred as liability to the company until the Company raises funds in this offering. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE (1)

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Gagi Gogolashvili, President, CEO, CFO	2021	$500	0	$200	0	0	0	0	$700

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Gagi Gogolashvili	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Gagi Gogolashvili	0	0	0	0	0	0	0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

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EMPLOYMENT AGREEMENTS

On February 1, 2021, we have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $500 monthly compensation. Agreement is filed as Exhibit 10.1 to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding as of the date of this prospectus

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Gagi Gogolashvili 24 Alexander Kazbegi Ave Tbilisi 0177 Georgia	2,000,000	100%
All directors and executive officers as a group (1 person)		2,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 05, 2021 we have issued 2,000,000 shares of company common stock valued at 0.0001 per share to Gagi Gogolashvili in the capacity of Director of the Company for providing services such as company incorporation, preparation of S-1, preparation of year end financials for consideration of $200.

Also on February 1, 2021, we have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $500 monthly compensation. Agreement is filed as Exhibit 10.1 to this Registration Statement.

As of February 28, 2021 the Company had a loan outstanding with a related party: Mr. Gagi Gogolashvili, our Director, who has given us a loan in the amount of $1,053. The loan is non-interest bearing, due upon demand and unsecured. No principal of this loan has been repaid yet. Loan agreement is filed as Exhibit to this Registration Statement.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

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INTORIO, CORP.

CONDENSED FINANCIAL STATEMENT (AUDITED)

FOR THE YEAR ENDED FEBRUARY 28, 2021

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Intorio, Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Intorio, Corp. ("the Company") as of February 28, 2021 the related statements of operations, stockholder's equity (deficit), and cash flows, for the period from January 04, 2021 (inception) to February 28, 2021 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2021, and the results of its operations and its cash flows for the period from January 04, 2021 (inception) to February 28, 2021, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. The Company had accumulated deficit of $1,753 from January 04, 2021 (inception) to February 28, 2021. Management's plans in regard to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2021.

Islamabad, Pakistan

Date: April 05, 2021

F-2

Intorio, Corp.

Balance sheet

(Audited)

ASSETS	February 28, 2021
Current Assets
Cash and cash equivalents	$–
Total Current Assets	–

Non- current Assets
Fixed Assets (net)	–
Intangible Assets (net)	9,000
Total Non-Current Assets	9,000

Total Assets	$9,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts Payable	$9,500
Related Party Loans	1,053
Total Current Liabilities	10,553

Stockholder’s Equity (Deficit)
Common stock, par value $0.0001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	200
Accumulated deficit	(1,753)
Total Stockholder’s Equity (Deficit)	(1,553)

Total Liabilities and Stockholder’s Equity	$9,000

See accompanying notes, which are an integral part of these financial statements.

F-3

Intorio, Corp.

Statement of Operations

(Audited)

For the Period from January 4, 2021 (inception) to February 28, 2021

REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	1,753
TOTAL OPERATING EXPENSES	(1,753)

NET INCOME (LOSS) FROM OPERATIONS	(1,753)

PROVISION FOR INCOME TAXES	–

NET INCOME (LOSS)	$(1,753)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

See accompanying notes, which are an integral part of these financial statements.

F-4

Intorio, Corp.

Statement of Changes in Stockholder’s Equity (Deficit)

For the Period from January 04, 2021 (inception) to February 28, 2021 (Audited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Inception, January 4, 2021	–	$–	$–	$–	$–
Shares issued at $0.0001 per share for cash on January 5, 2021	2,000,000	200	–	–	200
Net loss for the period ended February 28, 2021	–	–	–	(1,753)	(1,753)
Balance February 28, 2021	2,000,000	$200	$–	$(1,753)	$(1,753)

See accompanying notes, which are an integral part of these financial statements.

F-5

Intorio, Corp.

Statement of Cash Flows

(Audited)

For the Period from January 4, 2021 (inception) to February 28, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,753)
Adjustments to reconcile net loss to net cash (used in) operating activities
Accounts Payable	9,500
CASH FLOWS FROM/ (USED IN) OPERATING ACTIVITIES	7,747

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible Asset	(9,000)
CASH FLOWS FROM/ (USED IN) INVESTING ACTIVITIES	(9,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	200
Related Party Loans	1,053
CASH FLOWS FROM/ (USED IN) BY FINANCING ACTIVITIES	1,253

NET INCREASE IN CASH	–

Cash, beginning of period	–

Cash, end of period	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes, which are an integral part of these financial statements.

F-6

Intorio, Corp.

Notes to the Audited Financial Statements

For the Period from January 04, 2021 (inception) to February 28, 2021

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Intorio, Corp. was incorporated in the State of Nevada and established on January 04, 2021. We have no revenue and have incurred losses since inception. The Company possesses assets in a form of an operative website. Also the company is registering its own trade mark, upon which it will propose its services. We are a development-stage company formed to commence operations concerned with the online studying. Our business office is located at 24 Alexander Kazbegi Ave, Tbilisi 0177, Georgia. Our telephone number is (702) 605-46-36.

We plan to provide a new unique type of service, teaching of a school program, from the comfort of purchaser’s home. We will provide an online service of learning through our website. Additionally, our clients can apply for tutoring in a specific subject or on some point of the teaching program. Once we are operational we intend to offer our services to clients in Georgia.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company had accumulated deficit of $ 1,753 as of February 28, 2021 and no cash. The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is February 28, 2021.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations during the reporting period, the Company made no material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had zero of cash as of February 28, 2021.

Amortization and Capitalization

Intangibles comprise of Company’ website. The website was purchased on February 27, 2021 for $9,000.  The Company amortize its intangible using straight-line depreciation over the estimated useful life of 3 years.

F-7

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of Accounts Payable and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at February 28, 2021.

Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-8

Revenue Recognition

The Company adopted ASC 606, “Revenue from Contracts with Customers (“Topic 606”) effective from August 1, 2018. Adoption on this standard did not have a material impact on the Company's financial statements, business process, controls and systems. This standard provides guidance for the recognition, measurement and disclosure of revenue from contracts with customers and supersedes previous revenue recognition guidance under U.S. GAAP.

In accordance with Accounting Standards Codification Topic 606, revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with a customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

As of February 28, 2021 the Company has not generated any revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of February 28, 2021 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of February 28, 2021 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – INTANGIBLE ASSETS

Intangibles comprise of Company’ website. The website was purchased on February 27, 2021 for $9,000.  The Company amortize its intangible using straight-line depreciation over the estimated useful life of 3 years.

For the period ended February 28, 2021 the company had recorded $0 in amortization expense. From inception (January 04, 2021) through February 28, 2021 the company has recorded a total of $0 in amortization expense.

F-9

Note 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from its sole executive until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officer, director, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of February 28, 2021, our sole director has loaned to the Company $1,053. This loan is unsecured, non-interest bearing and due on demand.

Further, to the above transaction, there is a consideration payable within Accounts Payable of $500 to sole executive Mr. Gagi Gogolashvili as per consulting agreement made by and between Intorio, Corp. ("Company"), and Gagi Gogolashvili ("Consultant") effective from February 01, 2021.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On January 5, 2021 the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $200 at $0.0001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of February 28, 2021.

Note 7 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Gagi Gogolashvili, has agreed to provide his own premise free of cost under office needs.

Note 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2021 to the date April 5, 2021 when these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$10
Legal and Professional Fees	5,000
Accounting and auditing	5,000
Transfer Agent fees	1,000
EDGARization	1,000
TOTAL	$12,010

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 5, 2021 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share for a consideration of $200 to Gagi Gogolashvili, CEO of Intorio, Corp.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion re: Legality
10.1*	Consulting Agreement
10.2	Loan Agreement
23.2	Consent of Independent Auditor
99*	Subscription Agreement

* Previously filed.

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ITEM 17. UNDERTAKINGS.

a.              The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.              If the registrant is relying on Rule 430B (230.430B of this chapter):

A.            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.             If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 6, 2021.

Intorio, Corp., Registrant

By:	/s/ Gagi Gogolashvili
Gagi Gogolashvili, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:May 6, 2021	By:	/s/ Gagi Gogolashvili
Gagi Gogolashvili, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

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